DEMAND LINE OF CREDIT AGREEMENT

by and between

CITIZENS BANK OF PENNSYLVANIA

and

ARTESIAN RESOURCES CORPORATION
ARTESIAN WATER COMPANY, INC.
ARTESIAN WATER PENNSYLVANIA, INC.
ARTESIAN WATER MARYLAND, INC.
ARTESIAN WASTEWATER MANAGEMENT, INC.
ARTESIAN WASTEWATER MARYLAND, INC.
ARTESIAN UTILITY DEVELOPMENT, INC.
ARTESIAN DEVELOPMENT CORPORATION
ARTESIAN CONSULTING ENGINEERS, INC.

January 19, 2010

DEMAND LINE OF CREDIT AGREEMENT

THIS DEMAND LINE OF CREDIT AGREEMENT (the “Agreement”) is made as of the 19th day of January, 2010, by and between ARTESIAN RESOURCES CORPORATION, a Delaware corporation, ARTESIAN WATER COMPANY, INC., a Delaware corporation, ARTESIAN WATER PENNSYLVANIA, INC., a Pennsylvania corporation, ARTESIAN WATER MARYLAND, INC., a Delaware corporation, ARTESIAN WASTEWATER MANAGEMENT, INC., a Delaware corporation, ARTESIAN WASTEWATER MARYLAND, INC., a Delaware corporation, ARTESIAN UTILITY DEVELOPMENT, INC., a Delaware corporation, ARTESIAN DEVELOPMENT CORPORATION, a Delaware corporation, ARTESIAN CONSULTING ENGINEERS, INC., a Delaware corporation, (jointly and severally, “Borrower”), and CITIZENS BANK OF PENNSYLVANIA (“Bank”).  Borrower and Bank agree, under seal, as follows:

BACKGROUND

A.           The Borrower has requested the Bank to extend a $40,000,000 demand line of credit (“Line of Credit”) to the Borrower.

B.           The Bank is willing to agree to provide the Line of Credit, subject to the terms and conditions of this Agreement.

ARTICLE 1

DEFINITIONS

Section 1.1. Definitions.  When used in this Agreement, the following terms shall have the respective meanings set forth below.

a. “Adjusted LIBOR Rate” means, relative to any LIBOR Rate Loan to be made, continued or maintained as a LIBOR Rate Loan for any LIBOR Interest Period, a rate per annum determined by dividing (x) the LIBOR Rate for such LIBOR Interest Period by (y) a percentage equal to one hundred percent (100%) minus the LIBOR Reserve Percentage.

1.1.1.  “Advance” means a borrowing under the Line of Credit in accordance with Section 2.5 hereof.

1.1.2. “Affiliate” means as to any Person, each other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the Person in question. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise.

1.1.3. “Agreement” means this Demand Line of Credit Agreement and all exhibits and schedules hereto, as each may be amended from time to time.

1.1.4. “Applicable Margin” means one hundred forty (140) Basis Points if Bank provides such cash management services.

1.1.5. “Available Amount” means $40,000,000.

1.1.6. “Bank” means Citizens Bank of Pennsylvania and its successors and assigns pursuant to Section 8.3 hereof.

1.1.7. “Bank Indebtedness” means all obligations and Indebtedness of Borrower to Bank, whether now or hereafter owing or existing, including, without limitation, all obligations under the Credit Documents, all other obligations or undertakings now or hereafter made by or for the benefit of Borrower under any other agreement, promissory note or undertaking now existing or hereafter entered into by Borrower with Bank, including, without limitation, all obligations of Borrower to Bank under any guaranty or surety agreement and all obligations of Borrower to immediately pay to Bank the amount of any overdraft on any deposit account maintained with Bank, together with all interest and other sums payable in connection with any of the foregoing.

1.1.8. “Basis Point” means one-hundredth of one percent.

1.1.9. “Borrower” means, jointly and severally, ARTESIAN RESOURCES CORPORATION, a Delaware corporation, ARTESIAN WATER COMPANY, INC., a Delaware corporation, ARTESIAN WATER PENNSYLVANIA, INC., a Pennsylvania corporation, ARTESIAN WATER MARYLAND, INC., a Delaware corporation, ARTESIAN WASTEWATER MANAGEMENT, INC., a Delaware corporation, ARTESIAN WASTEWATER MARYLAND, INC., a Delaware corporation, ARTESIAN UTILITY DEVELOPMENT, INC., a Delaware corporation, ARTESIAN DEVELOPMENT CORPORATION, a Delaware corporation, and ARTESIAN CONSULTING ENGINEERS, INC., a Delaware corporation.

1.1.10. “Borrowing Notice” means the certificate in the form attached hereto as Exhibit A to be delivered by Borrower to Bank as a condition of each Advance.

1.1.11. “Business Day” means:

(a) any day which is neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in Wilmington, Delaware;

(b) when such term is used to describe a day on which a borrowing, payment, prepaying, or repaying is to be made in respect of any LIBOR Rate Loan, any day which is: (i) neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in New York City; and (ii) a London Banking Day; and

(c) when such term is used to describe a day on which an interest rate determination is to be made in respect of any LIBOR Rate Loan, any day which is a London Banking Day..

1.1.12. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations with respect thereto in effect from time to time.

1.1.13. “Credit Documents” means this Agreement, the Note and any other agreements, documents, instruments and writings now or hereafter existing, creating, evidencing, or relating to any of the liabilities of Borrower to the Bank together with all amendments, modifications, renewals or extensions thereof.

1.1.14. “Daily LIBOR Rate” shall mean, for any day, the rate of one (1) month U.S. Dollar deposits as reported on Reuters Page LIBOR01 as of 11:00 a.m., London time, on such day, or if such day is not a London Banking Day (as defined herein), then the immediately preceding London Banking Day (or if not so reported, then as determined by the Bank from another recognized source or interbank quotation).

1.1.15. “Daily LIBOR  Rate Loan” means any loan or advance the rate of interest applicable to which is based upon the Daily LIBOR Rate.

1.1.16. "Default Rate" has the meaning set forth in Section 2.4.3 hereof.

1.1.17. “Dollars” or “$” means the lawful currency of the United States.

1.1.18. “Environmental Control Statutes” means any federal, state, county, regional or local laws governing the control, storage, removal, spill, release or discharge of Hazardous Substances, including without limitation CERCLA, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Hazardous Materials Transportation Act, the Emergency Planning and Community Right to Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990, any similar or implementing state law, and in each case including all amendments thereto and all rules and regulations promulgated thereunder and permits issued in connection therewith.

1.1.19. “EPA” means the United States Environmental Protection Agency, or any successor thereto.

1.1.20. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, any successor statute of similar import, and all rules and regulations with respect thereto in effect from time to time.

1.1.21. “ERISA Affiliate” means any Person that is a member of any group or organization within the meaning of Code sections 414(b), (c), (m) or (o) of which Borrower is a member.

1.1.22. “GAAP” means generally accepted accounting principles as in effect in the United States of America set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements of the Financial Accounting Standards Board and in such other statements by such other entity as Bank may reasonably approve, which are applicable in the circumstances as of the date in question; and such principles observed in a current period shall be comparable in all material respects to those applied in a preceding period.

1.1.23. “Hazardous Substance” means petroleum products and items defined in the Environmental Control Statutes as “hazardous substances”, “hazardous wastes”, “pollutants” or “contaminants” and any other toxic, reactive, corrosive, carcinogenic, flammable or hazardous substance or other pollutant.

1.1.24. “Hedging Contracts” means, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, or any other agreements or arrangements entered into between the Borrower or its affiliates and the Bank and designed to protect the Borrower against fluctuations in interest rates or currency exchange rates.

1.1.25. “Hedging Obligations” means, with respect to the Borrower, all liabilities of the Borrower or its affiliates to the Bank under Hedging Contracts.

1.1.26.  “Indebtedness” means:

(a) all items (except items of capital stock or of surplus) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, excluding (i) contributions in aid of construction, (ii) advances in aid of construction and (iii) deferred taxes;

(b) to the extent not included in the foregoing, all indebtedness, obligations, and liabilities secured by any mortgage, pledge, lien, conditional sale or other title retention agreement or other security interest to which any property or asset owned or held by such Person is subject, whether or not the indebtedness, obligations or liabilities secured thereby shall have been assumed by such Person; and

(c) to the extent not included or specifically excluded in the foregoing, all indebtedness, obligations and liabilities of others which such Person has directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), sold with recourse, or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

1.1.27. “Interest Payment Date” means, relative to (i) any LIBOR Rate Loan with a one (1) month LIBOR Interest Period, the last Business Day of such LIBOR Interest Period, (ii) any LIBOR Rate Loan will a LIBOR Interest Period greater than one (1) month or any Daily LIBOR Rate Loan, the ____ day of each month.

1.1.28. “LIBOR Interest Period” means relative to any LIBOR Rate Loans:

(a) initially, the period beginning on (and including) the date on which such LIBOR Rate Loan is made or continued as a LIBOR Rate Loan and ending on (but excluding) the day which numerically corresponds to such date one, two or three months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in each case as selected by Borrower by irrevocable notice to the Bank pursuant to Section 2.11 hereof; and

(b) thereafter, each period commencing on the last day of the preceding LIBOR Interest Period applicable to such LIBOR Rate Loan and ending one, two or three months thereafter, as selected by Borrower by irrevocable notice to the Bank pursuant to Section 2.5 hereof;

provided, however, that

(a)           at no time may there be more than four (4) LIBOR Interest Periods in effect with respect to the LIBOR Rate Loans;

(b)           LIBOR Interest Periods commencing on the same date for LIBOR Rate Loans comprising part of the same Advance under this Agreement shall be of the same duration;

(c)           LIBOR Interest Periods for LIBOR Rate Loans in connection with which Borrower has or may incur Hedging Obligations with the Bank shall be of the same duration as the relevant periods set under the applicable Hedging Contracts;

(d)           if such LIBOR Interest Period would otherwise end on a day which is not a Business Day, such LIBOR Interest Period shall end on the next following Business Day unless such day falls in the next calendar month, in which case such LIBOR Interest Period shall end on the first preceding Business Day; and

(e)           no LIBOR Interest Period may end later than the Maturity Date.

1.1.29. “Late Charge” has the meaning set forth in Section 2.4.3 hereof.

1.1.30. “Letter(s) of Credit” means the letter(s) of credit issued by Bank on account of Borrower, as account party in favor of a beneficiary.

1.1.31. “LIBOR Rate” means, relative to any LIBOR Interest Period, the offered rate for deposits of U.S. Dollars in an amount approximately equal to the amount of the requested LIBOR Rate Loan for a term coextensive with the designated LIBOR Interest Period which the British Bankers’ Association fixes as its LIBOR rate as of 11:00 a.m. London time on the day that is two London Banking Days prior to the beginning of such LIBOR Interest Period.  If such day is not a London Banking Day, the LIBOR Rate shall be determined on the next preceding day which is a London Banking Day.  If for any reason the Bank cannot determine such offered rate by the British Bankers’ Association, the Bank may, in its discretion, select a replacement index based on the arithmetic mean of the quotations, if any, of the interbank offered rate by first class banks in London or New York for deposits in comparable amounts and maturities.

1.1.32. “LIBOR Rate Loan” means any loan or advance the rate of interest applicable to which is based upon the LIBOR Rate.

1.1.33. “LIBOR Reserve Percentage” means, relative to any day of any LIBOR Interest Period, the maximum aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) under any regulations of the Board of Governors of the Federal Reserve System (the “Board”) or other governmental authority having jurisdiction with respect thereto as issued from time to time and then applicable to assets or liabilities consisting of “Eurocurrency Liabilities”, as currently defined in Regulation D of the Board, having a term approximately equal or comparable to such LIBOR Interest Period.

1.1.34.  “Line of Credit” has the meaning set forth in the Background of this Agreement.

1.1.35. “Local Authorities” means individually and collectively the state and local governmental authorities and administrative agencies which govern the commercial or industrial facilities owned or operated by the Borrower.

1.1.36. “London Banking Day” means a day on which dealings in US dollar deposits are transacted in the London interbank market.

1.1.37.  “Material Adverse Effect” means either singly or in the aggregate, the occurrence of any event, condition, circumstance or proceeding of any Borrower that materially and adversely affects the financial condition or operations of Artesian Resources Corporation.

1.1.38. “Note” shall mean the demand note, dated the date hereof, of the Borrower payable to the order of the Bank, as the same may be amended, renewed, replaced, or supplemented from time to time.

1.1.39. “Other Taxes” has the meaning set forth in Section 2.9.2 hereof.

1.1.40. “PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

1.1.41. “Person” means an individual, corporation, trust, limited partnership, general partnership, limited liability company or unincorporated association and any government agency, department or political subdivision thereof.

1.1.42. “Plan” means any pension benefit or welfare benefit plan as defined in sections 3(1), (2) or (3) of ERISA maintained or sponsored by, contributed to, or covering employees of, Borrower or any ERISA Affiliate.

1.1.43. “Prime Rate” means the annual interest rate publicly announced by Bank from time to time as its prime rate.  The Prime Rate is determined from time to time by Bank as a means of pricing some loans to its borrowers.  The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by Bank to any particular class or category of customers.  If and when the Prime Rate changes, the rate of interest with respect to any amounts hereunder to which the Prime Rate applies will change automatically without notice to Borrower, effective on the date of any such change.

1.1.44. “Prime Rate Loan” means any loan for the period(s) when the rate of interest applicable to such Loan is calculated by reference to the Prime Rate.

1.1.45.  “Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, comprising Part 204 of Title 12, Code of Federal Regulations, as amended from time to time, and any successor thereto.

1.1.46. “Release” means any spill, leak, emission, discharge, release or the pumping, pouring, emptying, disposing, injecting, escaping, leaching or dumping of a Hazardous Substance.

1.1.47. “Taxes” has the meaning set forth in Section 2.9.1 hereof.

1.1.48. “Termination Date” means the earlier of (i) January ___, 2011 or (ii) on DEMAND.

Section 1.2. Rules of Construction, Interpretation.

1.2.1. GAAP.  Except as otherwise provided herein, financial and accounting terms used in the foregoing definitions or elsewhere in this Agreement, shall be defined in accordance with GAAP.  Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

1.2.2. Directly or Indirectly.  Where any provision in this Agreement refers to action to be taken by any Person, or that such person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

1.2.3. Plural/Singular.  Except as otherwise provided herein, capitalized terms used in the foregoing definitions or elsewhere in this Agreement that are defined in the singular may also be used in the plural and any such terms which are defined in the plural may also be used in the singular.

1.2.4. DEMAND.  BORROWER UNDERSTANDS AND ACKNOWLEDGES THAT THE LINE OF CREDIT IS A PAYMENT ON DEMAND LOAN FACILITY.  BORROWER UNDERSTANDS AND ACKNOWLEDGES THAT BANK MAY DEMAND PAYMENT HEREUNDER AT ANY TIME AND WITHOUT ANY REASON.  NOTHING CONTAINED IN THIS NOR ANY OTHER CREDIT DOCUMENT SHALL BE CONSTRUED TO PREVENT BANK FROM MAKING DEMAND FOR PAYMENT HEREUNDER AT ANY TIME THAT BANK, IN THE EXERCISE OF ITS SOLE DISCRETION, DEEMS NECESSARY OR DESIRABLE; AND IN THE EVENT OF ANY SUCH DEMAND, (i) BANK SHALL HAVE NO FURTHER OBLIGATION TO MAKE ADVANCES OR TO EXTEND CREDIT AND (ii) THE ENTIRE UNPAID PRINCIPAL BALANCE HEREUNDER AND ALL ACCRUED INTEREST AND ALL OTHER OBLIGATIONS HEREUNDER SHALL BECOME DUE AND PAYABLE IMMEDIATELY UPON THE MAKING OF SUCH DEMAND.

ARTICLE 2

CREDIT FACILITY

Section 2.1. The Facility.  From time to time prior to the Termination Date, subject to the provisions below, the Bank shall make Advances to Borrower, which Borrower shall pay and may reborrow, so long as the aggregate amount of Advances outstanding at any one time shall not exceed the Available Amount.

Section 2.2. Note.  The indebtedness of the Borrower to the Bank will be evidenced by the Note.  The original principal amount of the Note will be the Available Amount; provided, however, that notwithstanding the face amount of  the Note, Borrower’s liability under the Note shall be limited at all times to its actual indebtedness, principal, interest and fees, then outstanding hereunder.

Section 2.3. Use of Proceeds.  Funds advanced under the Line of Credit shall be used solely for (i) short-term working capital, (ii) investment in facilities or equipment, or (iii) Letters of Credit.

Section 2.4. Repayment, Prepayments and Interest.

2.4.1. The aggregate principal balance outstanding on the Termination Date under the Note shall be due and payable on the Termination Date.  Except as set forth in Section 2.4.7 hereof, all Advances shall be either LIBOR Rate Loans or Daily LIBOR Rate Loans, as selected by Borrower.  All Advances to which the “sweep” product offered by the Bank will be applied, shall be Daily LIBOR Rate Loans.

2.4.2. Continuations.  All LIBOR Rate Loans shall mature and become payable in full on the last day of the LIBOR Interest Period relating to such LIBOR Rate Loan.  Upon maturity, a LIBOR Rate Loan shall be continued for an additional LIBOR Interest Period.

2.4.3. Interest Provisions. Interest on the outstanding principal amount of each loan, when classified as a: (i) LIBOR Rate Loan, shall accrue during each LIBOR Interest Period at a rate per annum equal to the sum of the Adjusted LIBOR Rate for such LIBOR Interest Period plus the Applicable Margin, and be due and payable on each Interest Payment Date and on the Termination Date, (ii) Daily LIBOR Rate Loan, shall accrue daily at a rate per annum equal to the sum of the Daily LIBOR Rate plus the Applicable Margin, and be due and payable on each Interest Payment Date and on the Termination Date and (iii) Prime Rate Loan, shall accrue at a rate per annum equal to the sum of the Prime Rate and be due and payable on each Interest Payment Date and on the Termination Date.

2.4.4. Voluntary Prepayment of LIBOR Rate Loans.  LIBOR Rate Loans and Daily LIBOR Rate Loans may be prepaid upon the terms and conditions set forth herein.  For LIBOR Rate Loans and Daily LIBOR Rate Loans in connection with which the Borrower has or may incur Hedging Obligations, additional obligations may be associated with prepayment, in accordance with the terms and conditions of the applicable Hedging Contracts.   The Borrower shall give the Bank, no later than 10:00 a.m., New York City time, at least four (4) Business Days notice of any proposed prepayment of any LIBOR Rate Loans and Daily LIBOR Rate Loans, specifying the proposed date of payment of such LIBOR Rate Loans and Daily LIBOR Rate Loans, and the principal amount to be paid.  Each partial prepayment of the principal amount of LIBOR Rate Loans and Daily LIBOR Rate Loans shall be in an integral multiple of $10,000 and accompanied by the payment of all charges outstanding on such LIBOR Rate Loans (including the LIBOR Breakage Fee) and Daily LIBOR Rate Loans and of all accrued interest on the principal repaid to the date of payment.

2.4.5. LIBOR Breakage Fees.  Upon: (i) any default by Borrower in making any borrowing of or continuation of any LIBOR Rate Loan following Borrower’s delivery of a borrowing request or continuation notice hereunder or under the Agreement or (ii) any prepayment of a LIBOR Rate Loan on any day that is not the last day of the relevant LIBOR Interest Period (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), the Borrower shall pay an amount (“LIBOR Breakage Fee”), as calculated by the Bank, equal to the amount of any losses, expenses and liabilities (including without limitation any loss of margin and anticipated profits) that Bank may sustain as a result of such default or payment.  The Borrower understands, agrees and acknowledges that: (i) the Bank does not have any obligation to purchase, sell and/or match funds in connection with the use of the LIBOR Rate as a basis for calculating the rate of interest on a LIBOR Rate Loan, (ii) the LIBOR Rate may be used merely as a reference in determining such rate, and (iii) the Borrower has accepted the LIBOR Rate as a reasonable and fair basis for calculating the LIBOR Breakage Fee and other funding losses incurred by the Bank.  Borrower further agrees to pay the LIBOR Breakage Fee and other funding losses, if any, whether or not the Bank elects to purchase, sell and/or match funds.

2.4.6. Late Charge and Default Rate.  Notwithstanding the foregoing, if the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of the Note within ten (10) calendar days of the date due and payable, the Borrower also shall pay to the Bank a late charge equal to five percent (5.0%) of the amount of such payment (the “Late Charge”).  Such ten (10) day period shall not be construed in any way to extend the due date of any such payment.  Upon maturity, whether by acceleration, demand or otherwise, and at the Bank’s option upon the occurrence of any Event of Default and during the continuance thereof, the Note shall bear interest at a rate that shall be three percentage points (3.0%) in excess of the interest rate in effect from time to time under the Note but not more than the maximum rate allowed by law (the “Default Rate”).  The Default Rate shall continue to apply whether or not judgment shall be entered on the Note.  Both the Late Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying the Bank’s expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Bank’s exercise of any rights and remedies hereunder, under the other Credit Documents or under applicable law, and any fees and expenses of any agents or attorneys which the Bank may employ.  In addition, the Default Rate reflects the increased credit risk to the Bank of carrying a loan that is in default.  The Borrower agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by the Bank, and that the actual harm incurred by the Bank cannot be estimated with certainty and without difficulty.

2.4.7. Miscellaneous LIBOR Rate Loan Terms.

(a) LIBOR Rate Lending Unlawful.  If the Bank shall determine (which determination shall, upon notice thereof to the Borrower be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law, rule, regulation or guideline, (whether or not having the force of law) makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Bank to make, continue or maintain any LIBOR Rate Loan as a LIBOR Rate Loan and/or a Daily LIBOR Rate Loan as a Daily LIBOR Rate Loan, the obligations of the Bank to make, continue or maintain any such LIBOR Rate Loans and/or Daily LIBOR Rate Loans shall, upon such determination, forthwith be suspended until the Bank shall notify the Borrower that the circumstances causing such suspension no longer exist, and all LIBOR Rate Loans and/or Daily LIBOR Rate Loans of such type shall automatically convert into Prime Rate Loans at the end of the then current LIBOR Interest Periods (or in the case of Daily LIBOR Rate Loans, the same day) with respect thereto or sooner, if required by such law or assertion.

(b) Unavailability of LIBOR Rate.  In the event that Borrower shall have requested a LIBOR Rate Loan and/or a Daily LIBOR Rate Loan in accordance with the Note and this Agreement and the Bank, in its sole discretion, shall have determined that U.S. dollar deposits in the relevant amount and for the relevant LIBOR Interest Period are not available to the Bank in the London interbank market; or by reason of circumstances affecting the Bank in the London interbank market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate and/or the Daily LIBOR Rate applicable to the relevant LIBOR Interest Period; or the LIBOR Rate or the Daily LIBOR Rate no longer adequately and fairly reflects the Bank’s cost of funding loans; upon notice from the Bank to the Borrower, the obligations of the Bank hereunder and under this Agreement to make or continue any loans as, or to convert any loans into, LIBOR Rate Loans and/or Daily LIBOR Rate Loans of such duration shall forthwith be suspended until the Bank shall notify the Borrower that the circumstances causing such suspension no longer exist.

(c) Increased Costs. If, on or after the date hereof, the adoption of any applicable law, rule or regulation or guideline (whether or not having the force of law), or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (a) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System of the United States) against assets of, deposits with or for the account of, or credit extended by, the Bank or shall impose on the Bank or on the London interbank market any other condition affecting its LIBOR Rate Loans, Daily LIBOR Rate Loans or its obligation to make LIBOR Rate Loans or Daily LIBOR Rate Loans; or (b) shall impose on the Bank any other condition affecting its LIBOR Rate Loans, Daily LIBOR Rate Loans or its obligation to make LIBOR Rate Loans or Daily LIBOR Rate Loans, and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any LIBOR Rate Loan or Daily LIBOR Rate Loans, or to reduce the amount of any sum received or receivable by the Bank under this agreement with respect thereto, by an amount deemed by the Bank to be material, then, within fifteen (15) days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction.

(d) Increased Capital Costs.  If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by the Bank, or person controlling the Bank, and the Bank determines (in its sole and absolute discretion) that the rate of return on its or such controlling person’s capital as a consequence of its commitments or the loans made by the Bank is reduced to a level below that which the Bank or such controlling person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by the Bank to the Borrower, the Borrower shall immediately pay directly to the Bank additional amounts sufficient to compensate the Bank or such controlling person for such reduction in rate of return.  A statement of the Bank as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.  In determining such amount, the Bank may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

(e) Taxes.  All payments by the Borrower of principal of, and interest on, the LIBOR Rate Loan and the Daily LIBOR Rate Loan and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by the Bank’s net income or receipts (such non-excluded items being called “Taxes”).  In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will:

(i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

(ii) promptly forward to the Bank an official receipt or other documentation satisfactory to the Bank evidencing such payment to such authority; and

(iii) pay to the Bank such additional amount or amounts as is necessary to ensure that the net amount actually received by the Bank will equal the full amount the Bank would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Bank with respect to any payment received by the Bank hereunder, the Bank may pay such Taxes and the Borrower will promptly pay such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by the Bank after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Bank would have received had not such Taxes been asserted.

If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Bank the required receipts or other required documentary evidence, the Borrower shall indemnify the Bank for any incremental Taxes, interest or penalties that may become payable by the Bank as a result of any such failure.

Section 2.5. Advances.

2.5.1. Except as set forth in the next sentence, Borrower shall give the Bank prior written notice not later than three o’clock (3:00) p.m. (Eastern Standard Time), on the date of an Advance.  Any such notice shall be in the form of the Borrowing Notice, shall be certified by the chief financial officer, the president or the executive vice president of the Borrower, and shall set forth the aggregate amount of the requested Advance; provided, however, so long as Borrower uses the “sweep” product offered by the Bank, no Borrowing Notice shall be required for any Advance except the initial Advance.

2.5.2. Upon receiving a request for an Advance in accordance with subsection 2.5.1 above, the Bank shall promptly make the requested Advance available to Borrower (i) by crediting such amount to Borrower’s deposit account with the Bank on the day of the requested Advance, or (ii) otherwise in accordance with such instructions as have been provided by Borrower to the Bank with sufficient notice to permit the Bank, in accordance with standard Banking practices, to timely comply with such instructions.

2.5.3. Each request for an Advance pursuant to this Section 2.5 shall be irrevocable and binding on the Borrower.  With respect to any Advance, Borrower shall indemnify the Bank against any loss, cost or expense incurred by the Bank as a result of any failure to fulfill on or before the date specified in such request for an Advance the applicable conditions set forth in Article 5, including, without limitation, any loss (including loss of margin and anticipated profits), cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the Bank to fund the Advance when such Advance, as a result of such failure, is not made on such date, as calculated by the Bank.

Section 2.6. Letter of Credit.  In addition to making Advances to the Borrower as provided in Section 2.5 hereof, the Bank may issue Letter(s) of Credit.  All amounts drawn or that could be drawn under the Letter of Credit shall be deemed to be an Advance under the Line of Credit and evidenced by the Note and the Available Amount shall be reduced by the aggregate amounts drawn and available to be drawn under the Letter(s) of Credit.  Any amounts disbursed by Bank pursuant to any Letter of Credit shall automatically be deemed an Advance to the Borrower and shall bear interest from the date of advance at the rate set forth in this Agreement.  The Letter(s) of Credit shall be governed by the terms of this Agreement and by one or more reimbursement or application agreements, in form and content satisfactory to the Bank, executed by the Borrower in favor of the Bank.  Each Letter of Credit will be issued in the Bank’s sole discretion and in form acceptable to the Bank.  The Borrower shall pay to Bank all transactional and customary fees required by Bank in connection with the issuance of the Letter of Credit.  Bank shall have no obligation to issue Letter(s) of Credit which would result in the Bank’s obligation thereunder to exceed $500,000.

Section 2.7. Prepayment.  Borrower may prepay the outstanding principal balance under the Line of Credit at any time without premium or penalty.  Prepayments of all or any portion of the Line of Credit prior to the Termination Date shall not reduce the Line of Credit amount and may be reborrowed.

Section 2.8. Payments; Application.  All payments of principal, interest, fees and other amounts due hereunder, including any prepayments thereof, shall be made by Borrower to the Bank in immediately available funds before twelve o’clock (12:00) noon on any Business Day at the office of the Bank set forth in Section 8.9 hereof or Bank’s office that is located at 919 N. Market Street, Wilmington, Delaware 19801, or to such other office or location as the Bank from time to time so notifies Borrower.  Borrower hereby authorizes the Bank to charge any account maintained by Borrower with the Bank from time to time for all payments of principal, interest, fees and costs when due hereunder.  Any and all payments on account of the Line of Credit will be applied to accrued and unpaid interest, outstanding principal and other sums due hereunder or under the Credit Documents, in such order as Bank, in its discretion, elects.  If Borrower makes a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other person under any bankruptcy act, state, provincial or federal law, common law or equitable cause, then to the extent of such payment or payments, the obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

Section 3.1. Organization; Good Standing; Qualification.  Borrower is a corporation duly organized and validly existing under the laws of the State of its organization.  Borrower has full power and authority to execute, deliver and comply with the Credit Documents and to carry on its business as it is now being conducted.  Borrower is duly licensed or qualified as a corporation in any jurisdiction where the failure to be so qualified would have a Material Adverse Effect.

Section 3.2. Licenses.  Borrower and its respective employees and agents have all licenses, registrations, approvals and other authority as may be necessary to enable them to own and operate its business and perform all services and business that they have agreed to perform in any state, municipality or other jurisdiction, and the same are valid, binding and enforceable without any adverse limitations thereon, except where the failure to have any or all such licenses, registrations, approvals or other authority would not have a Material Adverse Effect.

Section 3.3. Accuracy of Information; Full Disclosure.

3.3.1. All financial information furnished to Bank concerning the Borrower and other entities in accordance with the terms of the Agreement, have been prepared in accordance with GAAP and fairly present the financial condition of Borrower and such other entities as of the dates and for the periods covered and there has been no material adverse change in the financial condition or business of Borrower or such other entities considered as a whole from the date of such statements to the date hereof; and

3.3.2. All financial statements and other documents furnished by Borrower to the Bank in connection with this Agreement do not and will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.  Borrower has disclosed to the Bank in writing any and all facts which materially and adversely affect the business, properties, operations or condition, financial or otherwise, of Borrower and its Affiliates considered as a whole, or Borrower’s ability to perform its obligations under this Agreement and the other Credit Documents.

Section 3.4. Pending Litigation or Proceedings.  There are no judgments outstanding or actions, suits or proceedings pending or, to Borrower’s knowledge, threatened against or affecting Borrower or its Affiliates, at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign that would have a Material Adverse Effect.

Section 3.5. Due Authorization; No Legal Restrictions.  Borrower has the power and authority under the laws of the state of its organization, and under its organizational documents, to enter into and perform this Agreement, the Note, the other Credit Documents and other agreements and documents required hereunder and to which it is a party.  The execution and delivery by Borrower of the Credit Documents to which it is a party, the consummation of the transactions contemplated by the Credit Documents and the fulfillment and compliance with the respective terms, conditions and provisions of the Credit Documents: (i) have been duly authorized by all requisite action of Borrower, (ii) will not conflict with or result in a breach of, or constitute a default (or might, upon the passage of time or the giving of notice or both, constitute a default) under, any of the terms, conditions or provisions of any applicable statute, law, rule, regulation or ordinance or Borrower’s certificate of incorporation or bylaws, or any indenture, mortgage, loan or credit agreement or instrument to which Borrower  is a party or by which it may be bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and (iii) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower under the terms or provisions of any such agreement or instrument.

Section 3.6. Enforceability.  The Credit Documents have been duly executed by Borrower and delivered to Bank and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their terms.

Section 3.7. Compliance with Laws, Agreements, Other Obligations, Orders or Governmental Regulations.  Borrower is not in default of its certificate of incorporation or bylaws.  Borrower has not been declared in default of the performance or observance of any of its obligations, covenants or conditions contained in any indenture or other agreement creating, evidencing or securing any Indebtedness or pursuant to which any such Indebtedness is issued and Borrower is not in violation of or in default under any other agreement or instrument or any judgment, decree, order, statute, rule or governmental regulation, applicable to it or by which its properties may be bound or affected.

Section 3.8. Governmental Consents, No Violations of Laws or Agreements.  No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Borrower is required in connection with the execution, delivery or performance by Borrower of the Credit Documents or the consummation of the transactions contemplated thereby.

Section 3.9. Taxes.  Borrower has filed all tax returns which it is required to file, if any, and has paid, or made provision for the payment of, all taxes which have or may have become due pursuant to such returns or pursuant to any assessment received by it.  Such tax returns are complete and accurate in all respects.  Borrower has no knowledge of any proposed additional assessment or basis for any assessment of additional taxes.

Section 3.10. Current Compliance.  Borrower is currently in compliance with all of the terms and conditions of the Credit Documents.

Section 3.11. Leases and Contracts.  Borrower has complied with the provisions of all leases, contracts or commitments of any kind (such as employment agreements, collective bargaining agreements, powers of attorney, distribution agreements, patent license agreements, contracts for future purchase or delivery of goods or rendering of services, bonus, pension and retirement plans or accrued vacation pay, insurance and welfare agreements) to which it is a party and is not in default thereunder, except to the extent such noncompliance is not reasonably likely to have a Material Adverse Effect.  To Borrower’s knowledge, no other party is in default under any such leases, contracts or other commitments and no event has occurred which, but for the giving of notice or the passage of time or both, would constitute an event of default thereunder.

Section 3.12. Intellectual Property.  Borrower owns or possesses the irrevocable right to use all of the patents, trademarks, service marks, trade names, copyrights, licenses, franchises and permits and rights with respect to the foregoing necessary to own and operate its respective properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others.

Section 3.13. Business Interruptions.  Within three (3) years prior to the date hereof, neither the business nor operations of Borrower or its Affiliates have been materially and adversely affected in any way by any casualty, strike, lockout, combination of workers, order of the United States of America or any state or local government, or any political subdivision or agency thereof, directed against Borrower.  There are no pending or threatened labor disputes, strikes, lockouts or similar occurrences or grievances against the business being operated by Borrower or its Affiliates.

Section 3.14. Accuracy of Representations and Warranties.  No representation or warranty by Borrower contained herein or in any certificate or other document furnished by Borrower pursuant hereto or in connection herewith fails to contain any statement of material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.  There is no fact which Borrower knows or should know and has not disclosed to Bank, which does or may materially and adversely affect Borrower or any of Borrower’s operations.

Section 3.15. ERISA.  To Borrower’s knowledge, Borrower is in compliance in all material respects with all applicable provisions of ERISA and the regulations promulgated thereunder:

3.15.1. Borrower does not maintain or contribute to nor has Borrower maintained or contributed to any multiemployer plan (as defined in section 4001 of ERISA) under which Borrower or any ERISA Affiliate could have any withdrawal liability;

3.15.2. Borrower does not sponsor or maintain any Plan under which there is an accumulated funding deficiency within the meaning of section 412 of the Code, whether or not waived;

3.15.3. The aggregate liability for accrued benefits and other ancillary benefits under each Plan that is or will be sponsored or maintained by Borrower (determined on the basis of the actuarial assumptions prescribed for valuing benefits under terminating single-employer defined benefit plans under Title IV of ERISA) does not exceed the aggregate fair market value of the assets under each such defined benefit pension Plan;

3.15.4. The aggregate liability of Borrower arising out of or relating to a failure of any Plan to comply with the provisions of ERISA or the Code, will not have a Material Adverse Effect; and

3.15.5. Except as set forth on Schedule 3.15.5 hereto, there does not exist any unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the plan in preparing the most recent Annual Report) of Borrower under any plan, program or arrangement providing post-retirement life or health benefits.

To Borrower’s knowledge, the foregoing is true and correct with respect to any ERISA Affiliate.

Section 3.16. No Extension of Credit for Securities.  Borrower is not now, nor at any time has it been engaged principally, or as one of its important activities, in the business of extending or arranging for the extension of credit, for the purpose of purchasing or carrying any “margin stock” or “margin securities” within the meaning of Regulations U, G, T or X of the Board of Governors of the Federal Reserve System; nor will the proceeds of the Line of Credit be used by Borrower directly or indirectly, for such purposes.

Section 3.17. Hazardous Wastes, Substances and Petroleum Products.

3.17.1. Borrower (i) has received all permits and filed all notifications required by the Environmental Control Statutes to carry on its respective business(es); and (ii) is in material compliance with all Environmental Control Statutes.

3.17.2. Borrower has given any written or oral notice required to the appropriate United States federal, state or local agency with regard to any actual or imminently threatened Release of Hazardous Substances on properties owned, leased or operated by Borrower or used in connection with the conduct of its business and operations.

3.17.3. Borrower has not received notice that it is potentially responsible for clean-up, remediation, costs of clean-up or remediation, fines or penalties with respect to any actual or imminently threatened Release of Hazardous Substances pursuant to any Environmental Control Statute.

Section 3.18. Foreign Assets Control Regulations.  Neither the borrowing by Borrower nor its use of the proceeds thereof will violate foreign assets, trade or similar control regulations.

Section 3.19. Investment Company Act.  Borrower is not directly or indirectly controlled by or acting on behalf of any person which is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

ARTICLE 4

CONDITIONS

Section 4.1. First Advance.  The obligation of the Bank to make the first Advance shall be subject to the Bank’s receipt of the following documents, each in form and substance satisfactory to the Bank:

4.1.1. This Agreement.  This Agreement duly executed by Borrower.

4.1.2. Promissory Note.  The Note duly executed by Borrower.

4.1.3. Intentionally Omitted.

4.1.4. Authorization Documents.  All proceedings taken by Borrower in connection with the transactions contemplated by this Agreement and all documents incident to such transactions shall be satisfactory in form and substance to Bank and Bank’s counsel, and Bank shall have received all documents or other evidence which it reasonably may request in connection with such proceedings and transactions.  Borrower shall have delivered to Bank one or more certificates, in form and substance satisfactory to Bank, dated the date hereof and signed by an authorized officer, certifying; (i) true copies of the certificate of incorporation and bylaws; (ii) true copies of all actions taken relative to the Credit Documents; and (iii) the names, true signatures and incumbency of the officers authorized to execute and deliver this Agreement and the other Credit Documents.  Bank may conclusively rely on such certificate(s) unless and until a later certificate revising the prior certificate has been received by Bank.

4.1.5. Certificate of Good Standing.  A certificate of good standing or subsistence, as applicable issued by the Secretary of State of the state of organization of Borrower.

4.1.6. Intentionally Omitted.

4.1.7. Borrowing Notice.  A completed Borrowing Notice required under Subsection 2.5.1 hereof and any other documents or information reasonably required by the Bank in connection therewith.

4.1.8. Other Documents.  Such additional documents as the Bank reasonably may request.

Section 4.2. Subsequent Advances.  The obligation of the Bank to make additional Advances shall be subject to the Bank’s receipt of a completed Borrowing Notice, if required under Section 2.5.1 hereof.

ARTICLE 5

GENERAL COVENANTS

Borrower covenants and agrees that so long as the Line of Credit or any Indebtedness of Borrower to the Bank is outstanding, Borrower will perform and comply with the following covenants:

Section 5.1. Payment of Principal, Interest and Other Amounts Due.  Borrower will pay when due all Indebtedness owed to the Bank and all other amounts payable by it hereunder.

Section 5.2. Merger; Consolidation; Business Acquisitions; Affiliates.  Borrower shall (i) not merge into or consolidate with any Person or permit any Person to merge into it with a value in excess of $10,000,000 without the Bank’s prior written consent and (ii) provide Bank with prior written notice of all of all other mergers, consolidations and business acquisitions.

Section 5.3. Taxes; Claims for Labor and Materials.  Borrower will pay or cause to be paid when due all taxes, assessments, governmental charges or levies imposed upon it or its income, profits, payroll or any property belonging to it, including without limitation all withholding taxes, and all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon any of its properties or assets; provided that Borrower shall not be required to pay any such tax (other than real estate taxes which must be paid regardless of challenge), assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings promptly initiated and diligently conducted by it, and neither execution nor foreclosure sale or similar proceedings shall have been commenced in respect thereof (or such proceedings shall have been stayed pending the disposition of such contest of validity), and it shall have set aside on its books adequate reserves with respect thereto.

Section 5.4. Existence; Approvals; Qualification; Business Operations; Compliance with Laws; Notification.

5.4.1. Borrower (i) will obtain, preserve and keep in full force and effect (a) its separate existence and (b) all rights, licenses, registrations and franchises necessary to the proper conduct of its business or affairs, the absence of which could result in a Material Adverse Effect; (ii) will qualify and remain qualified as a foreign corporation in each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such qualification; (iii) will continue to engage in its present business substantially as presently conducted; and (iv) will comply with the requirements of all applicable laws and all rules, regulations (including environmental regulations) and orders of regulatory agencies and authorities having jurisdiction over it.

5.4.2. With respect to any Environmental Control Statute, Borrower will immediately notify Bank when, in connection with the conduct of the Borrower’s business or operations, any Person (including, without limitation, any United States federal, state or local agency) provides oral or written notification to Borrower, or Borrower otherwise becomes aware, of a condition with regard to an actual or imminently threatened Release of Hazardous Substances which could reasonably be expected to have a Material Adverse Effect; and notify Bank in detail immediately upon the receipt by Borrower or any Affiliate of an assertion of liability under the Environmental Control Statutes, of any actual or alleged failure to comply with, failure to perform, breach, violation or default under any such statutes or regulations which could reasonably be expected to have a Material Adverse Effect or of the occurrence or existence of any facts, events or circumstances which with the passage of time, the giving of notice, or both, could create such a failure to breach, violation or default.

Section 5.5. Maintenance of Properties, Intellectual Property.

5.5.1. Borrower will maintain, preserve, protect and keep or cause to be maintained, preserved, protected and kept its real and personal property used or useful in the conduct of its business in good working order and condition, reasonable wear and tear excepted, and will pay and discharge when due the cost of repairs to and maintenance of the same.

5.5.2. With respect to any and all trademarks, registrations, copyrights, patents, patent rights and applications for any of the foregoing which are material to Borrower’s business, Borrower shall maintain and protect the same and shall take and assert any and all remedies available to Borrower to prevent any other Person from infringing upon or claiming any interest in any such trademarks, registrations, copyrights, patents, patent rights or application for any of the foregoing.

Section 5.6. Insurance.

5.6.1. Borrower will carry adequate insurance issued by a financially capable insurer against all such liability and hazards as are usually carried by entities engaged in the same or a similar business similarly situated, and in addition, will carry business interruption insurance in such amounts as may be reasonable.

5.6.2. In the event of any loss that has a Material Adverse Effect in excess of $1,000,000, Borrower will give Bank prompt notice thereof.

Section 5.7. Inspections; Examinations.

5.7.1. Borrower authorizes all federal, state and municipal authorities to furnish to Bank copies of reports or examinations relating to Borrower, whether made by Borrower or otherwise.

5.7.2. The officers of Bank, or such Persons as any of them may designate, may visit and inspect any of the properties of Borrower, examine (either by Bank’s employees or by independent accountants) any assets of Borrower, including the books of account of Borrower, and discuss the affairs, finances and accounts of Borrower with their officers at such times as Bank may reasonably request.

Section 5.8. Default Under Other Indebtedness.  Borrower will not permit any of its Indebtedness to be in default. If any Indebtedness of Borrower is declared or becomes due and payable before its expressed maturity by reason of default, the holder of any such Indebtedness shall have the right (or upon the giving of notice or the expiration of any cure period, or both, shall have the right) to declare such Indebtedness to be so due and payable, Borrower will immediately give Bank written notice of such declaration, acceleration or right of declaration.

Section 5.9. Pension Plans.  Borrower shall (i) keep in full force and effect any and all Plans which are presently in existence or may, from time to time, come into existence under ERISA, unless such Plans can be terminated without material liability to Borrower in connection with such termination (as distinguished from any continuing funding obligation); (ii) make contributions to all of Borrower’s Plans in a timely manner and in a sufficient amount to comply with the requirements of ERISA; (iii) comply with all material requirements of ERISA which relate to such Plans so as to preclude the occurrence of any Reportable Event, Prohibited Transaction or material “accumulated funding deficiency” as such term is defined in ERISA; and (iv) notify Bank immediately upon receipt by Borrower of any notice of the institution of any proceeding or other action which may result in the termination of any Plan, including those administered by an ERISA Affiliate, and deliver to Bank, promptly after the filing or receipt thereof, copies of all reports or notices which Borrower files or receives under ERISA with or from the Internal Revenue Service, the PBGC, or the United States Department of Labor.

Section 5.10. Change in Control, etc. Borrower shall not permit a change-in-control of its ownership interests or make any amendment to its organizational documents that would have a Material Adverse Effect without the prior written consent of Bank; provided, however, that Bank shall not unreasonably withhold its consent.

Section 5.11. Transactions with Affiliates.  Borrower shall not enter into or conduct any transaction with any Affiliate except on terms that would be usual and customary in a similar transaction between Persons not affiliated with each other or except as disclosed to Bank prior thereto and accepted by Bank, except for tax sharing and other management agreements that are customary within holding companies and as required by the Delaware Public Service Commission.  Borrower will not make any loans or extensions of credit to any of its Affiliates (except in the ordinary course of business), shareholders or officers.

Section 5.12. Name or Address Change. Borrower shall not change its name or address except upon thirty (30) days prior written notice to Bank.

Section 5.13. Notices.  Borrower will promptly notify Bank of (i) any action or proceeding brought against Borrower that would have a Material Adverse Effect, (ii) any fact, condition or event which, with the giving of notice or the passage of time or both, could cause a Material Adverse Effect, (iii) the failure of Borrower to observe any of its undertakings under the Credit Documents, or (iv) any material adverse change in the assets, business, operations or financial condition of Borrower.

Section 5.14. Additional Documents and Future Actions.  Borrower will, at its sole reasonable cost, take such actions and provide Bank from time to time with such agreements, financing statements and additional instruments, documents or information as the Bank may in its reasonable discretion deem necessary or advisable to carry out the terms of the Credit Documents.

Section 5.15. Restrictions on Use of Proceeds.  Borrower will not carry or purchase with the proceeds of the Line of Credit any “margin stock” or “margin security” within the meaning of Regulations U, G, T or X of the Board of Governors of the Federal Reserve System.

Section 5.16. Fiscal Year.  Borrower shall not change its fiscal year without providing notice of such change to Bank.

Section 5.17. Accounts.  Borrower shall maintain its primary operating account with Bank, which account shall be opened within sixty (60) days after the date hereof.

ARTICLE 6

ACCOUNTING RECORDS, REPORTS AND FINANCIAL STATEMENTS

Section 6.1. Financial Statements.  Borrower will submit to Bank the following information in form and content acceptable to Bank, to the extent such information is not publicly available:

6.1.1. Within 120 days of each fiscal year end of the Borrower, annual consolidated financial statements of Artesian Resources Corporation, audited by an independent certified public accountant acceptable to Bank.

6.1.2. Within 120 days of each fiscal year end of the Borrower, annual, management-prepared consolidating financial statements of Artesian Resources Corporation.

6.1.3. Within 120 days of each fiscal year end of Artesian Resources Corporation, the Form 10K of Artesian Resources Corporation filed with the Securities and Exchange Commission.

6.1.4. Within 60 days after the end of each fiscal quarter of the Borrower, (i) a quarterly financial statement of Artesian Resources Corporation, certified by the chief financial officer of Artesian Resources Corporation and (ii) the Form 10Q of Artesian Resources Corporation  filed with the Securities and Exchange Commission.

6.1.5. Such other information requested by Bank that is necessary for Bank to clarify any information provided to Bank pursuant to Sections 6.1.1 through 6.1.4 above.

ARTICLE 7

REMEDIES

Section 7.1. Remedies Generally. Upon DEMAND and at any time thereafter that any Indebtedness owed by Borrower to Bank remains outstanding, the Bank may declare the entire unpaid balance, principal, interest and fees, of all Indebtedness of Borrower to the Bank, hereunder or otherwise, to be immediately due and payable.  Upon DEMAND, the Line of Credit shall immediately and automatically terminate and the Bank shall have no further obligation to make any Advances.  In addition, the Bank may increase the interest rate on the Line of Credit to the Default Rate, without notice; and the Bank may enter any premises occupied by Borrower; and/or in addition to any rights granted hereunder or in any documents delivered in connection herewith, the Bank shall have all the rights and remedies granted by any applicable law, all of which shall be cumulative in nature.

Section 7.2. Set-Off.  Without limiting the rights of Bank under applicable law, Bank has and may exercise a right of set-off, a lien against and a security interest in all property of Borrower or its Affiliate now or at any time in Bank’s or any Affiliate of Bank’s possession in any capacity whatsoever, including but not limited to any balance of any deposit, trust or agency account, or any other bank account with Bank or any Affiliate of Bank, as security for all Bank Indebtedness. At any time and from time to time following DEMAND by Bank, Bank may without notice or demand, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for the credit of Borrower against any or all of the Bank Indebtedness and the Borrower’s obligations under the Credit Documents.

ARTICLE 8

MISCELLANEOUS

Section 8.1. Indemnification and Release Provisions; Costs and Expenses.

8.1.1. Except to the extent of the negligence or wilful misconduct on the part of the specific party indemnified hereunder, Borrower hereby indemnifies and agrees to protect, defend and hold harmless Bank and its directors, officers, officials, agents, employees and counsel and their respective heirs, administrators, executors, successors and assigns, from and against, any and all losses, liabilities (including without limitation settlement costs and amounts, transfer taxes, documentary taxes, or assessments or charges made by any governmental authority), claims, damages, interest, judgments, costs, or expenses, including without limitation reasonable fees and disbursements of counsel, incurred by any of them arising out of or in connection with or by reason of this Agreement, the Line of Credit or any other Credit Document, including without limitation, any and all losses, liabilities, claims, damages, interests, judgments, costs or expenses relating to or arising under any Environmental Control Statute or the application of any such statute to Borrower’s or any Affiliate’s properties or assets.  Borrower hereby releases Bank and its respective directors, officers, agents, employees and counsel from any and all claims for loss, damages, costs or expenses caused or alleged to be caused by any act or omission on the part of any of them, except to the extent caused by the gross negligence or wilful misconduct of any party to be released hereunder.  All obligations provided for in this Section 8.1 shall survive any termination of this Agreement or the Line of Credit and the repayment of the Line of Credit.

Section 8.2. Certain Fees, Costs, Expenses and Expenditures.  Borrower agrees to pay on demand all costs and expenses of Bank, including without limitation:

8.2.1. all reasonable costs and expenses to third parties in connection with the preparation, review, negotiation, execution and delivery of the Credit Documents, and the other documents to be delivered in connection therewith, or any amendments, extensions and increases to any of the foregoing (including, without limitation, attorney’s fees and expenses, and the cost of appraisals);

8.2.2. all losses, reasonable costs and expenses in connection with the enforcement, protection and preservation of the Bank’s rights or remedies under the Credit Documents, or any other agreement relating to any Bank Indebtedness, or in connection with legal advice relating to the rights or responsibilities of Bank (including without limitation court costs, reasonable attorneys’ fees and reasonable expenses of accountants and appraisers); and

In the event Borrower shall fail to pay taxes, insurance, assessments, costs or expenses which it is required to pay hereunder, or breaches any obligations under the Credit Documents, Bank in its discretion, upon ten (10) days prior notice to Borrower, may make expenditures for such purposes and the amount so expended (including attorney’s fees and expenses, filing fees and other charges) shall be payable by Borrower on demand and shall constitute part of the Bank Indebtedness.

With respect to any amount required to be paid by Borrower under this Section 8.2, in the event Borrower fails to pay such amount within five (5) days of demand, Borrower shall also pay to Bank interest thereon at the Default Rate.  Borrower’s obligations under this Section 8.2 shall survive termination of this Agreement.

Section 8.3. Participations and Assignments.  Borrower hereby acknowledges and agrees that the Bank may at any time:

8.3.1. at Bank’s sole cost and expense, grant participations in all or any portion of the Line of Credit or the Note or of its right, title and interest therein or in or to this Agreement to any other lending office or to any other bank, lending institution or other entity; and

8.3.2. assign all or any portion of its rights under the Line of Credit; and

8.3.3. pledge or assign its interest in the Line of Credit, the Note or any participation interest, including collateral therefor, to any Federal Reserve Bank in accordance with applicable law.

Section 8.4. Binding and Governing Law.  This Agreement and all documents executed hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed as to their validity, interpretation and effect by the laws of the State of Delaware.

Section 8.5. Survival.  All agreements, representations, warranties and covenants of Borrower contained herein or in any documentation required hereunder shall survive the execution of this Agreement and the making of the Line of Credit hereunder and except for Section 10.1, which provides otherwise, will continue in full force and effect as long as any indebtedness or other obligation of Borrower to the Bank remains outstanding.

Section 8.6. No Waiver; Delay.  If the Bank shall waive any power, right or remedy arising hereunder or under any applicable law, such waiver shall not be deemed to be a waiver or the later occurrence or recurrence of any of said events.  No delay by the Bank in the exercise of any power, right or remedy shall, under any circumstances, constitute or be deemed to be a waiver, express or implied, of the same and no course of dealing between the parties hereto shall constitute a waiver of the Bank’s powers, rights or remedies.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 8.7. Modification; Waiver.  Except as otherwise provided in this Agreement, no modification or amendment hereof, or waiver or consent hereunder, shall be effective unless made in a writing signed by appropriate officers of the parties hereto.  Whenever any consent, approval or waiver is requested hereunder, the determination to grant such request shall be in the Bank’s sole discretion (unless otherwise indicated).

Section 8.8. Headings.  The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

Section 8.9. Notices.  Any notice, request, consent or other communication made, given or required hereunder or in connection herewith shall be deemed satisfactorily given if in writing (including facsimile transmissions) and delivered by hand, mail (registered or certified mail) or overnight courier to the parties at their respective addresses or facsimile number set forth below or such other addresses or facsimile numbers as may be given by any party to the others in writing:

To Borrower:

Artesian Resources Corporation
Artesian Water Company, Inc.
Artesian Water Pennsylvania, Inc.
Artesian Water Maryland, Inc.
Artesian Wastewater Management, Inc.
Artesian Wastewater Maryland, Inc.
Artesian Utility Development, Inc.
Artesian Development Corporation
Artesian Consulting Engineers, Inc.
P.O. Box 15004
Wilmington, Delaware
Attention:  David Spacht
Facsimile No.: 302-453-6980
Telephone No.: 302-453-6900

With a copy to:

Artesian Water Company, Inc.
P.O. Box 15004
Wilmington, Delaware
Attention: John J. Schreppler, Esquire
Facsimile No.: 302-453-6980
Telephone No.: 302-453-6900

To Bank:

Citizens Bank of Pennsylvania
919 North Market Street
Suite 800
Wilmington, Delaware 19801
Attention:  Edward Winslow
Facsimile No.:  302-425-7336
Telephone No.:  302-425-7363

With a copy to:

Pepper Hamilton LLP
Hercules Plaza, Suite 5100
P.O. Box 1709
Wilmington, Delaware  19801
Attention:  Joy A. Barrist, Esquire
Facsimile No.:  302-421-8390
Telephone No.:  302-777-6574

Section 8.10. Payment on Non-Business Days.  Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, provided however that such extension of time shall be included in the computation of interest due in conjunction with such payment or other fees due hereunder, as the case may be.

Section 8.11. Time of Day.  Except as expressly provided otherwise herein, all time of day restrictions imposed herein shall be calculated using the local time in Wilmington, Delaware.

Section 8.12. Severability.  If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

Section 8.13. Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document, and each such counterpart shall be deemed to be an original.

Section 8.14. Consent to Jurisdiction and Service of Process.  Borrower hereby consents to the exclusive jurisdiction of any state or federal court located within the District of Delaware, and irrevocably agree that, subject to the Bank’s election, all actions or proceedings relating to the Credit Documents or the transactions contemplated hereunder shall be litigated in such courts, and Borrower waives any objection which it may have based on lack of personal jurisdiction, improper venue or forum non conveniens to the conduct of any proceeding in any such court.  Nothing contained in this Section 8.14 shall affect the right of Bank to serve legal process in any other manner permitted by law or affect the right of Bank to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction.

Section 8.15. WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF BANK.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK ENTERING INTO THIS AGREEMENT.

Section 8.16. ADDITIONAL WAIVERS; LIMITATIONS.

8.16.1. IN CONNECTION WITH ANY PROCEEDINGS UNDER THE CREDIT DOCUMENTS, INCLUDING WITHOUT LIMITATION ANY ACTION BY BANK IN REPLEVIN, FORECLOSURE OR OTHER COURT PROCESS OR IN CONNECTION WITH ANY OTHER ACTION RELATED TO THE CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREUNDER, BORROWER WAIVES:

(a) ALL PROCEDURAL ERRORS, DEFECTS AND IMPERFECTIONS IN SUCH PROCEEDINGS;

(b) ALL BENEFITS UNDER ANY PRESENT OR FUTURE LAWS EXEMPTING ANY PROPERTY, REAL OR PERSONAL, OR ANY PART OF ANY PROCEEDS THEREOF FROM ATTACHMENT, LEVY OR SALE UNDER EXECUTION, OR PROVIDING FOR ANY STAY OF EXECUTION TO BE ISSUED ON ANY JUDGMENT RECOVERED UNDER ANY OF THE CREDIT DOCUMENTS OR IN ANY REPLEVIN OR FORECLOSURE PROCEEDING, OR OTHERWISE PROVIDING FOR ANY VALUATION, APPRAISAL OR EXEMPTION;

(c) PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF DEMAND, NOTICE OF NON-PAYMENT, PROTEST AND NOTICE OF PROTEST OF ANY OF THE CREDIT DOCUMENTS, INCLUDING THE NOTE; AND

(d) ALL RIGHTS TO CLAIM OR RECOVER ATTORNEY’S FEES AND COSTS IN THE EVENT THAT BORROWER IS SUCCESSFUL IN ANY ACTION TO REMOVE OR SUSPEND A JUDGMENT ENTERED BY CONFESSION.

8.16.2. FORBEARANCE.  BANK MAY RELEASE, COMPROMISE, FORBEAR WITH RESPECT TO, WAIVE, SUSPEND, EXTEND OR RENEW ANY OF THE TERMS OF THE CREDIT DOCUMENTS, UPON FIVE (5) DAYS NOTICE TO BORROWER.

8.16.3. LIMITATION ON LIABILITY.  BORROWER SHALL BE RESPONSIBLE FOR AND BANK IS HEREBY RELEASED FROM ANY CLAIM OR LIABILITY IN CONNECTION WITH:

(a) SAFEKEEPING ANY PROPERTY (EXCEPT FOR PROPERTY IN BANK’S POSSESSION);

(b) ANY LOSS OR DAMAGE TO ANY PROPERTY (EXCEPT FOR PROPERTY IN BANK’S POSSESSION);

(c) ANY DIMINUTION IN VALUE OF THE PROPERTY; OR

(d) ANY ACT OR DEFAULT OF ANOTHER PERSON.

BANK SHALL ONLY BE LIABLE FOR ANY ACT OR OMISSION ON ITS PART CONSTITUTING GROSS NEGLIGENCE OR WILFUL MISCONDUCT. IN THE EVENT BORROWER BRINGS SUIT AGAINST BANK IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREUNDER AND BANK IS FOUND NOT TO BE LIABLE, BORROWER WILL INDEMNIFY AND HOLD BANK HARMLESS FROM ALL COSTS AND EXPENSES, INCLUDING ATTORNEY FEES AND COSTS, INCURRED BY BANK IN CONNECTION WITH SUCH SUIT. THIS AGREEMENT IS NOT INTENDED TO OBLIGATE BANK TO TAKE ANY ACTION WITH RESPECT TO THE COLLATERAL OR TO INCUR EXPENSES OR PERFORM ANY OBLIGATION OR DUTY OF BORROWER.

Section 8.17. ACKNOWLEDGMENTS.  BORROWER ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS AGREEMENT AND, SPECIFICALLY, SECTION 8.16 HEREOF, AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING WAIVER OF JURY TRIAL AND ADDITIONAL WAIVERS HAVE BEEN FULLY EXPLAINED TO BORROWER BY SUCH COUNSEL.

Section 8.18. Confidential Information.  Borrower acknowledges that (i) participations and assignments by Lender and (ii) statutes, regulations and lawful orders of any court or governmental entity having jurisdiction over the parties hereto, may require that certain confidential information be released to third parties.  Lender shall use reasonable efforts to limit the distribution of such confidential information to such third parties and their respective employees and agents.  Prior to any participation of the Line of Credit by Lender, Lender shall provide notice to Borrower of the distribution of such confidential information to any such participants.  Borrower acknowledges that Lender will not be responsible to Borrower for the actions of third parties because of their disclosure or misuse of the information given to them.

Section 8.19. U.S. Patriot Act/OFAC Notice.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person who establishes a formal relationship with such institution.  Therefore, when Borrower enter into this business relationship with Bank, Bank will ask Borrower or their officers or owners their name, address, date of birth (for individuals) and other pertinent information that will allow Bank to identify Borrower.  Bank may also ask to see Borrowers’ organizational documents or other identifying information.

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IN WITNESS WHEREOF, the undersigned, by their duly authorized officers, have executed and delivered this Demand Line of Credit Agreement under seal the day and year first above written.

BANK:

CITIZENS BANK OF PENNSYLVANIA

By:___________________________(SEAL)
Edward Winslow
Vice President

BORROWER:

ATTEST:                                                                ARTESIAN WATER COMPANY, INC.

___________________________                                                                By:___________________________(SEAL)
    David B. Spacht
    Treasurer / Chief Financial Officer

STATE OF DELAWARE                                                           )
)  ss.
COUNTY OF NEW CASTLE                                                           )

On this, the ____ day of January, 2010, before me, a Notary Public, the undersigned officer, personally appeared David B. Spacht, who acknowledged himself to be the Treasurer/ Chief Financial Officer of Artesian Water Company, Inc., being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of said corporation.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

IN WITNESS WHEREOF, the undersigned, by their duly authorized officers, have executed and delivered this Demand Line of Credit Agreement under seal the day and year first above written.

ATTEST:                                                                ARTESIAN RESOURCES CORPORATION

___________________________                                                                By:___________________________(SEAL)
David B. Spacht
Treasurer / Chief Financial Officer

STATE OF DELAWARE                                                           )
)  ss.
COUNTY OF NEW CASTLE                                                           )

On this, the ____ day of January, 2010, before me, a Notary Public, the undersigned officer, personally appeared David B. Spacht, who acknowledged himself to be the Treasurer / Chief Financial Officer of Artesian Resources Corporation, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of said corporation.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                                       Notary Expiration Date:

IN WITNESS WHEREOF, the undersigned, by their duly authorized officers, have executed and delivered this Demand Line of Credit Agreement under seal the day and year first above written.

ATTEST:                                                                ARTESIAN WATER PENNSYLVANIA, INC.

___________________________                                                                By:___________________________(SEAL)
David B. Spacht
Treasurer / Chief Financial Officer

STATE OF DELAWARE                                                           )
)  ss.
COUNTY OF NEW CASTLE                                                           )

On this, the ____ day of January, 2010, before me, a Notary Public, the undersigned officer, personally appeared David B. Spacht, who acknowledged himself to be the Treasurer / Chief Financial Officer of Artesian Water Pennsylvania, Inc., being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of said corporation.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                                       Notary Expiration Date:

IN WITNESS WHEREOF, the undersigned, by their duly authorized officers, have executed and delivered this Demand Line of Credit Agreement under seal the day and year first above written.

ATTEST:                                                                ARTESIAN WATER MARYLAND, INC.

___________________________                                                                By:___________________________(SEAL)
David B. Spacht
Treasurer / Chief Financial Officer

STATE OF DELAWARE                                                           )
)  ss.
COUNTY OF NEW CASTLE                                                           )

On this, the ____ day of January, 2010, before me, a Notary Public, the undersigned officer, personally appeared David B. Spacht, who acknowledged himself to be the Treasurer / Chief Financial Officer of Artesian Water Maryland, Inc., being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of said corporation.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                                       Notary Expiration Date:

IN WITNESS WHEREOF, the undersigned, by their duly authorized officers, have executed and delivered this Demand Line of Credit Agreement under seal the day and year first above written.

ATTEST:	ARTESIAN WASTEWATER MANAGEMENT, INC.

___________________________                                                                By:___________________________(SEAL)
David B. Spacht
Treasurer / Chief Financial Officer

STATE OF DELAWARE                                                           )
)  ss.
COUNTY OF NEW CASTLE                                                           )

On this, the ____ day of January, 2010, before me, a Notary Public, the undersigned officer, personally appeared David B. Spacht, who acknowledged himself to be the Treasurer / Chief Financial Officer of Artesian Wastewater Management, Inc., being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of said corporation.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                                       Notary Expiration Date:

IN WITNESS WHEREOF, the undersigned, by their duly authorized officers, have executed and delivered this Demand Line of Credit Agreement under seal the day and year first above written.

ATTEST:                                                                ARTESIAN WASTEWATER MARYLAND, INC.

___________________________                                                                By:___________________________(SEAL)
David B. Spacht
Treasurer / Chief Financial Officer

STATE OF DELAWARE                                                           )
)  ss.
COUNTY OF NEW CASTLE                                                           )

On this, the ____ day of January, 2010, before me, a Notary Public, the undersigned officer, personally appeared David B. Spacht, who acknowledged himself to be the Treasurer / Chief Financial Officer of Artesian Wastewater Maryland, Inc. by signing on behalf of said corporation.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                                       Notary Expiration Date:

IN WITNESS WHEREOF, the undersigned, by their duly authorized officers, have executed and delivered this Demand Line of Credit Agreement under seal the day and year first above written.

ATTEST:                                                                ARTESIAN UTILITY DEVELOPMENT, INC.

___________________________                                                                By:___________________________(SEAL)
David B. Spacht
Treasurer / Chief Financial Officer

STATE OF DELAWARE                                                           )
)  ss.
COUNTY OF NEW CASTLE                                                           )

On this, the ____ day of January, 2010, before me, a Notary Public, the undersigned officer, personally appeared David B. Spacht, who acknowledged himself to be the Treasurer / Chief Financial Officer of Artesian Utility Development, Inc., being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of said corporation.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                                       Notary Expiration Date:

IN WITNESS WHEREOF, the undersigned, by their duly authorized officers, have executed and delivered this Demand Line of Credit Agreement under seal the day and year first above written.

ATTEST:                                                                ARTESIAN DEVELOPMENT CORPORATION

___________________________                                                                By:___________________________(SEAL)
David B. Spacht
Treasurer / Chief Financial Officer

STATE OF DELAWARE                                                           )
)  ss.
COUNTY OF NEW CASTLE                                                           )

On this, the ____ day of January, 2010, before me, a Notary Public, the undersigned officer, personally appeared David B. Spacht, who acknowledged himself to be the Treasurer / Chief Financial Officer of Artesian Development Corporation, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of said corporation.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                                           Notary Expiration Date:

IN WITNESS WHEREOF, the undersigned, by their duly authorized officers, have executed and delivered this Demand Line of Credit Agreement under seal the day and year first above written.

ATTEST:	ARTESIAN CONSULTING ENGINEERING, INC.

___________________________                                                                By:___________________________(SEAL)
Name:
Title:

STATE OF DELAWARE                                                           )
)  ss.
COUNTY OF NEW CASTLE                                                           )

On this, the ____ day of January, 2010, before me, a Notary Public, the undersigned officer, personally appeared _________________________, who acknowledged himself to be the __________________________ of Artesian Consulting Engineering, Inc., being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of said corporation.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                                       Notary Expiration Date: